Exhibit 10.1

AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT is made and entered into as of October 1, 2009, by and among Tremisis Energy Acquisition Corporation II, a Delaware corporation (“Parent”), Asiana IDT Inc., a Korean company (“Company”), and Asiana Airlines, Inc., a Korean company (“Asiana” or the “Stockholder”). (Each of the above party, “party,” and collectively “parties,” unless the context requires otherwise).

RECITALS

A.           Asiana is the direct and beneficial owner of all of the outstanding capital stock (“Company Common Stock”) of the Company.

B.           Subject to the terms and conditions of this Agreement (defined below), Parent at the Closing (defined below), shall acquire, by an issuance of its capital stock and payment of cash as provided hereunder, all of the Company Common Stock from Asiana (“Company Common Stock Purchase”).  The term “Agreement” as used herein refers to this Securities Purchase Agreement, originally executed as of July 30, 2009 and amended and restated as of October 1, 2009, and as the same may be further amended from time to time, and all schedules hereto. For the purpose of this Agreement, the capital stock of Parent shall be referred to as “Parent Common Stock.”

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE COMPANY COMMON STOCK PURCHASE

1.1          Purchase and Sale.  Upon the terms and subject to the conditions hereof, at the Closing (as defined below), Asiana shall sell, transfer, assign and convey to Parent, and Parent shall purchase from Asiana, all of the right, title and interest of Asiana in and to the Company Common Stock representing all of the issued and outstanding Company Common Stock.

1.2          Purchase Price.

(a)           Subject to adjustment as hereinafter set forth, the aggregate purchase price (“Purchase Price”) to be paid by Parent to Asiana or its designees for the Company Common Stock shall be the following:

(i)           The United States dollar (“USD”) 57,109,050 in cash; and

(ii)           certificates representing, in the aggregate, 9,702,800 shares of Parent Common Stock.

The 9,702,800 shares of Parent Common Stock issued under this Section 1.2(a)(ii) are sometimes referred to herein as the “Asiana Shares” and the cash issued under this Section 1.2(a)(i) is sometimes referred to herein as the “Cash Consideration.”

(b)           Currency: Payment of the Cash Consideration shall be made in United States dollars at Average Exchange Rate. For the avoidance of doubt, Parent shall be responsible for paying the said Cash Consideration in accordance with the terms and conditions stated herein, and agrees to bear all the risks and expenses associated with such payment including, without limitation, any losses due to the currency fluctuation.

(c)           Average Exchange Rate: The Average Exchange Rate shall mean the average exchange rate determined by Seoul Money Brokerage Services, Ltd. between the United States dollar and the Korean won over the 10 business-day period immediately prior to July 30, 2009; provided, however, that if the exchange rate as of the Closing differs from the Average Exchange Rate by more than 10%, the parties agree to renegotiate the rate to be applied to the transaction.

(d)           Expenses: All expenses of “due diligence” investigation of the Company will be paid by Parent with the exception that Asiana will, at its cost, provide financial statements of the recent three (3) years and the first half of the fiscal year of 2009, all of which shall be converted to U.S. GAAP.

(e)           Time of payment: The parties hereto intend that the transfer of 100% of its shares of the Company by Asiana to Parent will take place as soon as possible but no later than the thirtieth (30th) business day from the date of the approval by the Parent’s shareholders at the shareholders’ meeting, subject to the terms and conditions set forth in this Agreement. For the avoidance of doubt, Asiana’s agreement to transfer its shares to Parent shall be conditional upon the Parent making the cash payment referenced in Section 1.2(a)(i) above and issuing the valid and fully paid up Asiana Shares to Asiana on the same date pursuant to the applicable procedures governing the issuance of stock certificate.

(f)           Extension: In the event of any and all reasonable cause for change in the time of payment, including but not limited to internal and external circumstances of all the parties involved, the parties desire that the Closing Date (as defined below) may be extended up to fourteen (14) business days with consent of all parties, but the Closing shall take place as soon as possible. Notwithstanding the foregoing, the provision of this Section 1.2(f) shall be subject to the provisions of Sections 1.3 and 6.17.

1.3           The Closing.

Subject to Section 6.16 and other terms and conditions set forth herein, the consummation of the Company Common Stock Purchase (“Closing”) shall take place at the offices of Graubard Miller, counsel to Parent, 405 Lexington Avenue, 19th Floor, New York, New York 10174-1901 at a time and date to be specified by the parties, which shall be as soon as practicable following the approval by the Parent’s stockholders at the stockholders’ meeting of the Company Common Stock Purchase in accordance with the terms and conditions herein and approval by the Parent’s warrantholders at the warrantholder meeting of the Warrant Redemption (as such terms are defined below) but no later than the thirtieth (30th) business day after the date of such approvals, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).  Closing signatures may be transmitted by facsimile or by emailed PDF file.

1.4          Deliveries.

(a)           Asiana.  At the Closing, Asiana will assign and transfer to Parent all of its right, title and interest in and to the Company Common Stock by delivering to Parent the certificates representing such Company Common Stock, duly endorsed for transfer and free and clear of all liens.

(b)           Parent.  At the Closing, Parent shall deliver to Asiana the following: (i) the Cash Consideration and Asiana Shares representing the Purchase Price to which Asiana is entitled pursuant to Section 1.2; and (ii) written opinions of the counsel for the Parent  that the Asiana Shares are validly issued and fully paid under the applicable law, and the redemption of the warrants and of the management held shares pursuant to Section 5.1(a) herein were done validly by Parent, in form and substance satisfactory to Asiana.

1.5          Further Assurances.  From time to time after the date of this Agreement, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT, ASIANA AND THE COMPANY

2.1          Authority Relative to this Agreement.  Each of the Parent, Asiana and the Company has all necessary corporate power and authority to:  (i) execute and deliver this Agreement and each ancillary document that such party is to execute or deliver pursuant to this Agreement, and (ii) carry out such party’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby.

2.2          Representation as to Asiana and Company Information. Asiana and the Company jointly and separately, hereby represent and warrant to Parent that (i) at the date of this Agreement and on the Closing Date, the information provided by Asiana and the Company to Parent relating to Asiana and the Company contained all the material information relating to Asiana and the Company; and (ii) such information, on such dates, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.3.          Representation as to Parent Information. Parent hereby represents and warrants to Asiana and the Company that: (i) at the date of this Agreement and on the Closing Date, the information provided by Parent to Asiana relating to Parent contained all the material information relating to Parent; and (ii) such information, on such dates, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.4          Representation as to the Company: Asiana and the Company, jointly and separately, hereby represent and warrant that the Company has no contingent liabilities and off-balance debts and that it shall be accountable to all such liabilities as are not disclosed at the time of due diligence except for the matters stated in Schedule 2.4 hereto.

2.5          Representation as to the Trust Fund Balance: Parent hereby represents and warrants that all payments due and payable from the Trust Fund (as defined below) under Article V hereof shall not exceed the current balance of the Trust Fund remaining as of the Closing Date.

ARTICLE III

GUARANTEE OF THE RIGHT OF MANAGEMENT

3.           For a period of one (1) year after the Closing, officers and directors shall be designated with the conditions set below:

(a)           Parent: One outside director designated by the directors of Parent in office prior to the Closing may be appointed to the position as a senior managing director of Parent. Such person shall be afforded the same rights and paid similar compensation to that of other directors. Asiana may determine the role of such director.

(b)           Company: The directors of Parent in office prior to the Closing may appoint one part-time outside, non-registered director of the Company. Asiana may determine the rights, compensation and / or role of such director.

(c)           Asiana: Asiana shall appoint an officer or director with fluency in English as the CFO of Parent.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.           Conduct of Business by the Company and Parent.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing (such period, “Effective Time”), each of the Company and Parent shall, except to the extent that the other party shall otherwise consent in writing or as contemplated by this Agreement or as set forth in Schedule 4.1, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not be reasonably expected to have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use commercially reasonable efforts  consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present key officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.  In addition, except as required by the terms of this Agreement and except as set forth in Schedule 4.1, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and Parent shall not do any of the following:

(a)           transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company, or enter into grants to transfer or license to any person future Intellectual Property rights, other than, with respect to the Company in the ordinary course of business consistent with past practices provided that in no event shall the Company license on an exclusive basis or sell any Intellectual Property of the Company;

(b)           declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(c)           issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(d)           amend its articles or certificate of incorporation and bylaws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”);

(e)           sell, lease, license, encumber or otherwise dispose of any properties or assets, except with respect to the Company, (A) sales of inventory in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of the Company;

(f)           except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(g)           enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers or members other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with past practices; or

(h)           agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (g) above.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1         Proxy Statement; Special Meeting.

(a)           As soon as is reasonably practicable after execution of this Agreement,  Parent shall prepare and file with the SEC under the Securities Exchange Act of 1934 (hereinafter referred to as the “Exchange Act”), and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from (A) holders of Parent Common Stock to vote, at a meeting of the holders of Parent Common Stock to be called for such purpose (the “Stockholder Special Meeting”), in favor of, among other things, (i) the adoption of this Agreement and the approval of the Company Common Stock Purchase including without limitation approval of the issuance of the Asiana Shares and the repurchase of the Sponsor Shares (as hereinafter defined) at USD 0.0 per share and the cancellation of such shares on a date not later than the Closing Date, (ii) the change of the name of Parent to a name selected by the Company, (iii) the election of directors of Parent, whose election shall be effective as of the Closing Date subject to terms and conditions set forth herein, (vi) other changes to Parent’s certificate of incorporation agreed by the parties hereto, including (1) changing corporate existence to perpetual; (2) incorporating the classification of directors that would result from the election of directors; (3) removing provisions that will no longer be applicable to Parent after the Company Common Stock Purchase; and (4) making certain other changes in terms, gender and number that are substantively immaterial; and (v) an adjournment proposal to adjourn the Stockholder Special Meeting if, based on the tabulated vote count, Parent is not authorized to proceed with the Company Common Stock Purchase and (B) holders of warrants to purchase Parent Common Stock(“Parent Warrants”) to vote, at a meeting of the holders of Parent Warrants to be called for such purpose (the “Warrantholder Special Meeting” and together with the Stockholder Special Meeting, collectively the “Special Meeting”), in favor of, among other things, (i) to amend the terms of the Warrant Agreement dated December 6, 2007, by and between Parent and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), covering the Parent Warrants to allow redemption of the Parent Warrants(the “Warrant Redemption”) as promptly as practicable after the Closing Date, and (ii) an adjournment proposal to adjourn the Warrantholder Special Meeting if, based on the tabulated vote count, Parent is not authorized to proceed with the Warrant Redemption. Such proxy materials shall be in the form of a proxy statement to be used for the purposes of soliciting proxies from holders of Parent Common Stock and Parent Warrants for the matters to be acted upon at the Special Meeting (the “Proxy Statement”). The Company shall furnish to Parent on a timely basis all information concerning the Company (or any of its Subsidiaries) as Parent may reasonably request in connection with the preparation of the Proxy Statement. Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use commercially reasonable efforts to cause the Proxy Statement to be approved for issuance by the SEC as promptly as practicable.  Parent shall also take any and all commercially reasonable actions required to satisfy the requirements of the Exchange Act.  The Parent hereby agrees to repurchase 2,203,298 outstanding shares of Parent Common Stock owned by the management of the Parent (“Sponsor Shares”) at the price of USD 0.0 per share and to cancel such shares on a date not later than the Closing Date. (“Parent Share Redemption”)   The Parent hereby represents and warrants that the Parent shall effectuate the foregoing in a legally permitted way and shall indemnify the Company and Asiana for any damages incurred or to be incurred as a result of failure to effectuate the Parent’s obligations stated herein whether by reason of illegality or any other reasons whatsoever.

(b)           As soon as reasonably practicable following approval by the SEC, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and Parent Warrants and, pursuant thereto, shall call the Special Meeting in accordance with the Delaware General Corporation Law (the “DGCL”) and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Company Common Stock Purchase and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 5.1(a).

(c)           Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement does not, as of the date on which it is first distributed to holders of Parent Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or the Stockholder any other information furnished by the Company or the Stockholder for inclusion in the Proxy Statement).  The Company represents and warrants that the information relating to the Company supplied in writing by the Company and the Stockholder for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Common Stock and Parent Warrants or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

5.2          Access to Information. The Company and Asiana will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and key personnel of the Company during the period prior to the Closing, and subject to any applicable confidentiality agreements with third parties, to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company as Parent may reasonably request.  No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Company Common Stock Purchase.

Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing, and subject to any applicable confidentiality agreements with third parties, to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request.  No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Company Common Stock Purchase.

This Section 5.2 will be applicable subject to the provisions set forth in Section 6.19.

5.3          Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to diligently take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Company Common Stock Purchase and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (ii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  In connection with and without limiting the foregoing, Parent and its board of directors, and the Company and its board of directors, shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Company Common Stock Purchase, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to enable the Company Common Stock Purchase and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement.  Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.4           No Claim Against Trust Fund.  Notwithstanding anything else in this Agreement, the Company and the Stockholder acknowledges that it has read Parent’s final prospectus dated December 6, 2007 and understands that Parent has established a certain trust account referenced in Section 2(c) of the Trust Agreement dated December 6, 2007 (“Trust Fund”) for the benefit of Parent’s public stockholders and that Parent may disburse monies from the Trust Fund only (a) to Parent’s public stockholders in the event they elect to convert their shares into cash in accordance with Parent’s Charter Documents and/or the liquidation of Parent, (b) to Parent after, or concurrently with, the consummation of a business combination, and (c) to Parent in limited amounts for its working capital requirements and tax obligations.  The Company and the Stockholder further acknowledge that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by December 6, 2009, Parent will be obligated to return to its stockholders the amounts being held in the Trust Fund.  Accordingly, each of the Stockholder and the Company, for itself and its subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates, hereby waive all rights, title, interest or claim of any kind against Parent to collect from the Trust Fund any monies that may be owed to them by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever.  This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of Parent, the Company and the Stockholder.

5.5           Insider Loans; Equity Ownership.  The Company agrees to list and provide to the Parent prior to the Closing and make schedules for payment and / or performance of obligations relating to: (i) any and all loans made by the Company to any officer, director, employee, stockholder or holder of derivative securities of the Company (“Insider”) to be repaid to the Company and any other amount owed by such Insider to the Company; (ii) guaranties or similar arrangements pursuant to which the Company has guaranteed the payment or performance of obligations of such Insider to a third party; (iii)  any and all direct equity interests in any Insider that utilizes the name “Asiana IDT.” For the purpose of this Agreement, the Insider shall mean any officer, director, employee, stockholder or holder of derivative securities of the Company at or prior to Closing.

5.6           Parent Borrowings; Indebtedness.  At any time prior to the Closing, Parent shall be allowed to borrow from its directors, officers and/or stockholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest bearing basis and repayable at Closing from the Trust Fund.  Any indebtedness of Parent existing immediately prior to the Closing shall be paid in full immediately upon the release of funds from the Trust Fund.

5.7           Trust Fund Disbursement.  Parent shall cause the Trust Fund to be disbursed to Parent and as otherwise contemplated by this Agreement immediately upon the Closing.  All liabilities and obligations of Parent due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (i) to stockholders who elect to have their shares converted to cash in accordance with the provisions of Parent’s Charter Documents, (ii) all amounts payable in connection with any of the arrangements or transactions contemplated by Section 5.8 (including all costs and expenses in connection therewith), (iii) as deferred underwriters’ compensation in connection with Parent’s initial public offering, (iv) for income tax or other tax obligations of Parent prior to Closing, (v) as repayment of loans and reimbursement of expenses to directors, officers and founding stockholders of Parent and (vi) to third parties (e.g., professionals, printers, transfer agents, etc.) who have rendered services to Parent in connection with its operations and efforts to effect a business combination, including the Company Common Stock Purchase.

5.8           Certain Actions with Respect to Parent Securities.  It is agreed that Parent shall be permitted to use proceeds of the Trust Fund upon closing of the Company Common Stock Purchase as necessary to fund agreements and arrangements relating to the repurchase or redemption of the common stock issued by Parent. Such repurchase or redemption described in this Section 5.8 shall be limited to the repurchase of stocks of stockholders who vote against the transactions contemplated herein, for the purposes of enhancing the likelihood of and securing approval of the transactions contemplated hereby by the holders of the common stocks issued by Parent.

5.9           Fees and Expenses. Except as may be otherwise agreed by the parties hereunder or in separate written agreement(s), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Company Common Stock Purchase is consummated.

5.10         Warrant Purchases and Redemption.  Parent shall use its best efforts to cause some or all of the owners of the Sponsor Shares or a designee thereof or other third party, no later than the record date of the Warrantholder Special Meeting, to purchase 51% of the outstanding Warrants and to vote such Warrants (the “Acquired Warrants”) at the Warrantholder Special Meeting in favor of the proposals presented for consideration to the holders of the Warrants thereat.  At or after the Closing, Parent shall redeem all outstanding Warrants, including the Acquired Warrants, in accordance with the terms of the Warrant Redemption; provided that the redemption price to be paid by Parent for the Acquired Warrants shall not exceed the purchase price paid by the purchasers of the Acquired Warrants.

5.11          Sale Restrictions.  No public market sales of Asiana Shares issued as a result of the Company Common Stock Purchase shall be made by Asiana and the Company and / or any person in any manner related thereto during the period prescribed by and as otherwise permitted pursuant by the lock-up agreement in the form of Exhibit A hereto to be executed by Asiana in connection with this Agreement.

5.12         Asiana Stock Purchase.  On or before the date that is two (2) weeks after the initial filing of the Proxy Statement with the SEC but in no event later than October 15, 2009, Asiana, at its own cost and expense, shall make best efforts to purchase in the open market or by privately negotiated transactions, at a price not greater than $7.95 per share, or greater if reasonably acceptable to Asiana, a total of 129,870 shares of Parent Common Stock, which shares, together with the Asiana Shares, shall constitute 50% plus 1 share of all outstanding Parent Common Stock as of the Closing Date, including, without limitation, all securities convertible into Parent Common Stock existing on the Closing Date. If the Closing does not take place, Mr. Sang-Chul Kim shall pay, within 15 days after the notice of payment from Asiana, Asiana the amount which represents the difference between the total purchase price paid by Asiana for the shares of the Parent Common Stock purchased by Asiana pursuant to this Section 5.12 and the total amount received by Asiana in the liquidation of the Parent. Such guaranty shall be limited to 129,870 shares purchased prior to the time above mentioned and shall not apply to any shares of Parent Common Stock that Asiana purchases in excess of such amount.  Notwithstanding the foregoing sentence, the guaranty by Mr. Sang-Chul Kim for the benefit of Asiana under this Section 5.12 shall be applicable and triggered whether or not Asiana is able to purchase all of the 129,870 shares of the Parent Common Stock before the above mentioned date.  Asiana’s failure to complete the purchase of the 129,870 shares of the Parent Common Stock by the above stated deadline, despite its best efforts, shall not be a breach of the terms of this Agreement.

ARTICLE VI

GENERAL PROVISIONS

6.1           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent, to:

Tremisis Energy Acquisition Corporation II
545-7 Dogok-Dong
SoftForum B/D, 7th Floor
Gangnam-Gu, Seoul, South Korea 135-270
Attention:       Chairman of the Board
Telephone:     (82)(2) 575-0466
Telecopy:

with a copy to:

Graubard Miller
405 Lexington Avenue
New York, New York 10174-1901
Attention:      David Alan Miller, Esq.
Telephone:     212-818-8661
Telecopy:       212-818-8881

if to the Company to:

Asiana IDT
S-Tower 19F
116 Sinmunno 1-ga
Jongno-gu
Seoul, Korea (110-700)
Attention:      Dong Bok Yoon, Vice President
Telephone:     82-2-2127-8306
Telecopy:       82-2-2127-8350

with a copy to:

Kumho Asiana Group
Strategic Management Division
Kumho Asiana Main Tower 25F
115, Sinmunno 1-ga, Jongno-gu
Seoul 110-857, Korea
Attention:      Seungoh Hong, Vice President
Telephone:     82-2-6303-1610
Telecopy:       82-2-6303-1679

if to Asiana to:

Asiana Airlines, Inc.
Asiana Town
47, Osae-dong, Kangseo-gu
Seoul 157-270, Korea
Attention:      E Bae Kim, Vice President
Telephone:     82-2-2669-3210
Telecopy:       82-2-2669-3740

with a copy to:

Kumho Asiana Group
Strategic Management Division
Kumho Asiana Main Tower 25F
115, Sinmunno 1-ga, Jongno-gu
Seoul 110-857, Korea
Attention:      Seungoh Hong, Vice President
Telephone:    82-2-6303-1610
Telecopy:      82-2-6303-1679

6.2          Interpretation.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement.  Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity.  Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.  For purposes of this Agreement:

(a)           the term “Material Adverse Effect” when used in connection with the Company or Parent, as the case may be, means any change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, that is materially adverse to the business, operations, financial results, financial condition or material assets of the Company or Parent, as applicable, and their respective Subsidiaries, taken as a whole (and, in the case of Parent, both before and after giving effect to the Company Common Stock Purchase); provided however that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: any changes, events, occurrences or effects arising out of, resulting from or attributable to (A) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (B) earthquakes, hurricanes, tornados or other natural disasters, (C) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (D) any change in U.S. GAAP, or (E) with respect to the Company, except to the extent they disproportionately affect the Company and its Subsidiaries, conditions affecting (1) the industry in which the Company and its Subsidiaries operate generally or (2) the U.S. economy or financial markets generally.

(b)           the term “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisional applications, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) domain names, (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral rights of authors, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

(c)           the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable the Company Contracts or Parent Contracts;

(d)           the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(e)           the term “knowledge” means actual knowledge or awareness as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation;

(f)           the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(g)           the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person; for purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and

(h)           the term “Governmental Entity” shall mean any United States federal or state court, administrative agency, commission, governmental or regulatory authority or similar body.

(i)           the term “Business Combination” shall mean Parent’s completion of an acquisition of one or more operating businesses or assets through a merger, stock exchange, asset acquisition, reorganization or similar business combination, with the requirements set forth in Sections 1.2(e) (time of payment) and 1.3 (closing).

 6.3           Counterparts; Electronic Delivery.  This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.  Delivery by facsimile or electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

6.4           Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

6.5           Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.6           Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

6.7           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

6.8           Jurisdiction. Each party hereby consents to the exclusive jurisdiction of the courts located in the State of Delaware with respect to any action or legal proceeding that may arise out of this Agreement or the interpretation thereof and agrees that service of process in any such action or proceeding may be made by registered mail.

6.9           Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.10           Assignment.  No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.11           Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by both parties.

6.12           Extension; Waiver.  At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

6.13           Currency.  All references to currency amounts in this Agreement shall mean United States dollars.

6.14           Language.  The SPA shall be drafted in English and Korean. In the event of any discrepancy between the two versions, the English version shall take precedence.

6.15           Miscellaneous.  With respect to any issues concerning permits or licenses issued by the Korean or the U.S. government, the parties agree to render cooperation in dealing with such matters.

6.16           Prerequisites for the Closing.  Each of the following preconditions must be met or satisfied in full on or prior to the Closing Date:

   (a)           The stockholders of the Parent shall have duly approved the Company Common Stock Purchase and all other matters referenced in Section 5.1(a) above at the Special Meeting, and Parent shall have effectuated the issuance of the Asiana Shares pursuant to Section 5.1(a) hereof.

   (b)           Holders of thirty percent (30%) or more of the shares of Parent Common Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Parent’s Charter Documents.

   (c)           The warrantholders of the Parent shall have approved the Warrant Redemption at the Special Meeting, and all the documents, instruments and certificates have been duly executed so that the Warrant Redemption shall take place as early as possible.

   (d)           The parties shall have obtained the consents, waivers and approvals required to be obtained by each party in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the party needing such consent, waiver or approval, including, without limitation, those consents, waivers and approvals referenced in Section 5.3 above.

   (e)           Asiana shall have purchased 129,870 shares of Parent Common Stock pursuant to Section 5.12.

   (f)           The Parent shall have retired the 2,203,298 Sponsor Shares. Based on the number of remaining shares, the Parent shall have issued to Asiana 9,702,800 shares of Parent Common Stock, which, together with the shares of Parent Common Stock purchased by Asiana pursuant to Section 5.12, will amount to 50% plus 1 share of all of the outstanding common stock of Parent as of the Closing Date, including, without limitation, all securities convertible into the common stock of Parent existing at the time of the Closing Date.

   (g)           All the documents, instruments and certificates have been duly executed so that the Parent Share Redemption pursuant to Section 5.1(a) hereof shall take place on a date not later than the Closing Date.

   (h)           Asiana shall have executed and delivered to Parent a lock-up agreement in the form of Exhibit A attached hereto.

   (i)           The Parent shall have sufficient cash available to pay Asiana the Cash Consideration on the Closing Date.

6.17          Termination.    This Agreement may be terminated at any time prior to the Closing:

(a)             by mutual written agreement of Parent, Asiana and the Company at any time;

(b)            by the Parent or the Company (or Asiana), upon a material breach of any covenant or agreement on the part of the other party set forth in this Agreement, provided, that if such breach is curable by the breaching party prior to the Closing Date, then the non-breaching party may not terminate this Agreement for thirty (30) days after delivery of written notice of such breach, provided the breaching party continues to exercise commercially reasonable efforts  to cure such breach (it being understood that the breaching party may not terminate this Agreement pursuant to this Section 6.17(b) if it shall have materially breached this Agreement); or

(c)            by Parent if: (i) either Asiana or the Company shall have materially breached its representations in Sections 2.2 and 2.4; or (ii) if Parent’s “due diligence” investigation reveals that, based on the reasonable opinion of its outside advisors, information relating to the Company, which has been provided by the Company or Asiana to the Parent in writing during the negotiation of this Agreement was materially inaccurate or incomplete, making the Company Common Stock Purchase not appropriate on the terms set forth herein.  For the avoidance of doubt, in such termination as set forth in this Section 6.17(c), Parent shall give a reasonable prior written notice thereof to Asiana and the Company.

(d)            by either Asiana or the Company or both if Parent shall have materially breached its representations in Section 2.3 or if Asiana or the Company’s “due diligence” investigation reveals that, based on the reasonable opinion of its outside advisors, information relating to Parent, which has been provided by Parent to the Company or Asiana was materially inaccurate or incomplete, making the transactions contemplated under this Agreement not appropriate on the terms set forth herein.

(e)            automatically, without the need of any notice by either party, if the Closing has not taken place by December 6, 2009.

6.18          Schedules.  The information furnished in the Schedules is arranged in sections corresponding to the Sections of this Agreement, and the disclosures in any section of the Schedules shall qualify (a) the corresponding Section of this Agreement and (b) other Sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference), that it is clear from a reasonable reading of the Schedules and such other Sections of this Agreement that such disclosure is also applicable to such other Sections of this Agreement.  The Schedules and the information and disclosures contained in such Schedules are intended only to qualify and limit the representations, warranties and covenants of the parties contained in this Agreement and shall not be deemed to expand in any way the scope of any such representation, warranty or covenant (except as explicitly set forth therein).  The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment that such information is material or outside the ordinary course of business.  The inclusion of any fact or information in a Schedule is not intended to be construed as an admission or concession as to the legal effect of any such fact or information in any proceeding between any party and any Person who is not a party.

6.19          Non-Disclosure and Confidentiality.  Each party hereto shall keep secret and confidential any and all documents and information, including this Agreement and the terms and conditions hereof, provided by any other party in connection with the execution or performance of this Agreement (the “Confidential Information”) and shall neither disclose to a third party nor use the Confidential Information other than for the purpose of achieving the objectives of this Agreement.

If a shareholder, officer, employee, worker, agent or trading counterparty of any party has disclosed any of the Confidential Information to a third party, that party shall be liable hereunder for the disclosure as if that party had committed the disclosure.

The obligation of confidentiality contained herein shall not apply in case the data and information is: (i) generally known to the public; (ii) known through a third party other than that party and the receiving party is not aware of any confidentiality obligations binding on such third party; or (iii) required to be disclosed by applicable laws and regulations.

No party may use or provide to its shareholders, officers, employees, workers, agents or other trading counterparties any information related to this Agreement unless such use or provision is required for achieving the objective of this Agreement, or for compliance with law.

6.20          Registration Rights Agreement.  At any time after the Closing Date, at the request of Asiana, (i) the Parent shall ensure Asiana to become a party to the Registration Rights Agreement between the Parent and its initial stockholders dated December 6, 2007, a copy of the form of which is attached hereto as Exhibit B, or (ii) the Parent and Asiana shall enter into a registration rights agreement (in a form substantially similar to Exhibit B hereto) whereby Parent, at its cost and expense, shall allow all or part of the shares of Parent Common Stock owned by Asiana to be duly registered under the applicable securities laws of the U.S. and publicly traded. Such registration rights shall not take effect prior to the expiration of the Restricted Period as defined in the Lock-Up Agreement attached as Exhibit A hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

TREMISIS ENERGY ACQUISITION CORPORATION II

By:	/s/ Sang-Chul Kim
Name:	Sang-Chul Kim
Title:	CEO

ASIANA IDT

By:	/s/ Chang-kyu Kim
Name:	Chang-kyu Kim
Title:	President & CEO

ASIANA AIRLINES, INC.

By:	/s/ Young-doo Yoon
Name:	Young-doo Yoon
Title:	President & COO

Exhibit A

LOCK-UP AGREEMENT

Closing Date:

Tremisis Energy Acquisition Corporation II
Address:     545-7 Dogok-Dong
SoftForum Building, 7th Floor
Gangnam-Gu, Seoul Korea 135-270

Ladies and Gentlemen:

In connection with the Securities Purchase Agreement dated July 30, 2009 by and among Tremisis Energy Acquisition Corporation II (“Parent”), Asiana IDT Inc. and Asiana Airlines, Inc. (the “Securities Purchase Agreement”), to induce Parent to consummate the transactions contemplated by the Securities Purchase Agreement, the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)
sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in ”Asiana Shares,” as referenced in Art. 1.2(a)(ii) of the Securities Purchase Agreement herein, issued to the undersigned in connection with the transactions contemplated by the Securities Purchase Agreement or otherwise acquired by the undersigned on or prior to the Closing Date(the “Restricted Securities”), or

(2)
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise,

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Securities Purchase Agreement herein) and ending on the day preceding the day that is one year after the Closing Date.

Any of the Restricted Securities subject to this Lock-Up Agreement may, even prior to the end of the Restricted Period, be released in whole or part from the terms hereof only upon the approval of the Board of Directors of Parent and a majority of the persons serving as directors of Parent immediately prior to the Closing Date.

The undersigned hereby authorizes Parent’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement; provided, that, the undersigned shall be entitled to remove such legend at the expiration or early termination of the Restricted Period.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the law of New York.

Very truly yours,

ASIANA AIRLINES, INC.

By: Young-doo Yoon
Title: President & COO

Exhibit B
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the __ day of ________, 2007, by and among Tremisis Energy Acquisition Corporation II, a Delaware corporation (the “Company”) and the undersigned parties listed under Investor on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors currently hold all of the issued and outstanding securities of the Company;

WHEREAS, the Investors and the Company desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of shares of Common Stock held by them;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Insider Warrants” means the Warrants being purchased privately by the Company’s officers and directors simultaneously with the consummation of the Company’s initial public offering.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” mean (i) all of the shares of Common Stock beneficially owned or held by Investors prior to the consummation of the Company’s initial public offering and (ii) all of the Insider Warrants (and underlying shares of Common Stock). Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Securities and Exchange Commission makes a definitive determination to the Company that the Registrable Securities are saleable under Rule 144(k).

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Release Date” means the date on which shares of Common Stock are disbursed from escrow pursuant to Section 3 of that certain Stock Escrow Agreement dated as of ________, 2007 by and among the parties hereto and Continental Stock Transfer & Trust Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2.            REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1. Request for Registration. At any time and from time to time on or after the date that is (i) after the Company consummates a Business Combination (as defined in the Company’s Registration Statement with respect to its initial public offering) with respect to the Insider Warrants (or underlying shares of Common Stock) or (ii) three months prior to the Release Date with respect to all Registrable Securities (to the extent not previously registered by the Company pursuant to the preceding subclause (i)), the holders of a majority-in-interest of such Insider Warrants (or underlying shares of Common Stock) or other Registrable Securities, as the case may be, held by the Investors or the transferees of the Investors, may make a written demand for registration under the Securities Act of all or part of their Insider Warrants (or underlying shares of Common Stock) or other Registrable Securities, as the case may be (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2. Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3. Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4. Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Demanding Holder has requested be included in such registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as "Pro Rata")) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5. Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.2 Piggy-Back Registration.

2.2.1. Piggy-Back Rights. If at any time on or after the date the Company consummates a Business Combination the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2. Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

a)         If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

b)        If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, as applicable, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3. Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.            REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1. Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chairman of the Board or President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2. Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3. Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4. Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

3.1.5. State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6. Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7. Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8. Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9. Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10. Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11. Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4.     INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.     UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6.     MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that no person, other than a holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of the Investor or holder of Registrable Securities or of any assignee of the Investor or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Tremisis Energy Acquisition Corporation II
11622 Monica Street
Houston, Texas 77024
Attn: Chief Executive Officer

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York NY 10174
Attn: David Alan Miller, Esq.

To an Investor, to:

Lawrence S. Coben Tremisis Energy Acquisition Corporation II 11622 Monica Street Houston, Texas 77024
Ronald D. Ormand Ronald D. Ormand Tremisis Energy Acquisition Corporation II 11622 Monica Street Houston, Texas 77024
Jon Schotz Jon Schotz c/o Saybrook Capital, LLC 401 Wilshire Boulevard, Suite 850 Santa Monica, California 90401

Charles A. Norris 1385 Park Center Drive Vista, California 92081

Stephen N. Casati Tremisis Energy Acquisition Corporation II 11622 Monica Street Houston, Texas 77024

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party. Notwithstanding the foregoing, any and all parties must obtain the written consent of Citigroup Global Markets Inc. to amend or modify this Agreement.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

TREMISIS ENERGY ACQUISITION CORPORATION II

By:
Name:
Title:

INITIAL STOCKHOLDERS:

Lawrence S. Coben

Ronald D. Ormand

Jon Schotz

Charles A. Norris

Stephen N. Casati